                                                                   Exhibit 10.53



                      DATED THE 12TH DAY OF SEPTEMBER 2001





                                    SINA.COM
                                   (Borrower)


                                       and


                                    YANG LAN
                                    (Lender)



           ----------------------------------------------------------

                                 LOAN AGREEMENT
                                  US$4,000,000
                               TERM LOAN FACILITY

           ----------------------------------------------------------





                           [PRESTON GATES ELLIS LOGO]
                                   Solicitors



                                   10th Floor,
                                Hutchison House,
                                10 Harcourt Road,
                               Central, Hong Kong.

                        Tel: (852) 2511 5100 / 2230 3500
                        Fax: (852) 2511 9515 / 2899 2996
                          Website: www.prestongates.com

                              Our ref.: VTSO/NKA/LL

                                          CONTENTS



NUMBER                                 CLAUSE HEADING                                  PAGE
------                                 --------------                                  ----
1.      Interpretation....................................................................1
2.      The Facility......................................................................4
3.      Conditions Precedent..............................................................5
4.      Advances..........................................................................6
5.      Interest..........................................................................6
6.      Repayment.........................................................................7
7.      Prepayment........................................................................7
8.      Market Disruption.................................................................7
9.      Taxes and other Deductions........................................................8
10.     Fees and Expenses.................................................................8
11.     Payments and Evidence of Debt.....................................................9
12.     Representations and Warranties...................................................10
13.     Undertakings.....................................................................11
14.     Events of Default................................................................13
15.     Default Interest.................................................................14
16.     Indemnities and Set-off..........................................................15
17.     Waiver and Severability..........................................................15
18.     Miscellaneous....................................................................16
19.     Assignment.......................................................................16
20.     Notices..........................................................................17
21.     Governing Law and Jurisdiction...................................................18


EXECUTION................................................................................20

THIS AGREEMENT is made on the 12th day of September 2001


BETWEEN:

(1) SINA.COM whose registered office is at 1313 Geneva Drive, Sunnyvale CA 94089, United States of America as borrower (the "BORROWER"); and

(2) YANG LAN care of 6101, The Center, 99 Queen's Road Central, Hong Kong as lender (the "LENDER").


IT IS HEREBY AGREED as follows:

1.      INTERPRETATION

1.01    Definitions

        In this Agreement, unless the context requires otherwise:

        "Advance"                 means the principal amount advanced to the
                                  Borrower pursuant to Clause 4;

        "Banking Day"             means a day (other than a Saturday or Sunday)
                                  on which banks are open for business in Hong
                                  Kong;

        "Charge"                  means:

                                  (a) any mortgage, charge, pledge, lien,
                                      encumbrance, hypothecation or other
                                      security interest or security arrangement of any kind;

                                  (b) any arrangement whereby any rights are
                                      subordinated to any rights of any third
                                      party;

                                  (c) any contractual right of set-off; and

                                  (d) the interest of a vendor or lessor under
                                      any conditional sale agreement, lease,
                                      hire purchase agreement or other title
                                      retention arrangement other than an
                                      interest in a lease or hire purchase
                                      agreement which arose in the ordinary
                                      course of business;

        "Completion Date"         shall have the meaning ascribed thereto in the
                                  Share Purchase Agreement;

        "Completion Payment"      shall have the meaning ascribed thereto in the
                                  Share Purchase Agreement;

        "Event of Default"        means any event or circumstance specified as
                                  such in Clause 14; and "prospective Event of Default" means any event or circumstance which with the giving of notice and/or the passage of time and/or the making of any relevant determination and/or the forming of any necessary opinion would be an Event of Default;

        "Facility"                means the loan facility to be made available
                                  under this Agreement;

        "Final Repayment Date"    means the date falling thirty-six (36) months
                                  after the date on which the Advance is made;

        "Hong Kong"               means the Hong Kong Special Administrative
                                  Region of the People's Republic of China;

        "Interest Period"         means, in relation to the Loan, an interest
                                  period ascertained in accordance with Clause
                                  5;

        "LIBOR" means, in relation to any relevant sum and any relevant period, the rate determined by the Lender to be:

                                  (a) the arithmetic mean (rounded up if
                                      necessary to the nearest integral multiple of 1/16%) of the respective rates shown on the Reuters Monitor Screen as being the rate per annum at which US Dollar deposits are offered for a period equal or comparable to such relevant period at or about 11:00 a.m. (London time) on the second London Banking Day before the first day of such relevant period; for this purpose "Reuters Monitor Screen" means the display designated as page "LIBO" on the Reuters Monitor system or such other page as may replace page "LIBO" on that system for the purpose of displaying offered rates for US Dollar deposits; or

                                  (b) if at or about such time on any relevant
                                      day less than two (2) such rates appear on the Reuters Monitor Screen, the rate per annum at which US Dollar deposits in an amount comparable to such sum are or would be offered to the Lender for such relevant period by prime banks in the London interbank market at or about 11:00 a.m. (London time) on the second London Banking Day before the commencement of such relevant period;

        "Loan" means the aggregate principal amount drawn and for the time being outstanding under the Facility;

        "Loan Agreement"            means an agreement entered into on the date
                                    hereof between the Borrower and Sun
                                    Television Cybernetworks Holdings Limited for a loan facility of US$4,000,000 to be made available by the Borrower to Sun
                                    Television Cybernetworks Holdings Limited in accordance with the provisions thereof;

        "London Banking Day"        means a day (other than a Saturday or
                                    Sunday) on which US Dollar deposits may be dealt in on the London interbank market;

        "Margin"                    means one per cent (1%);

        "Repayment Date"            means the date on which the Loan is
                                    fully repaid in accordance with this
                                    Agreement which shall not be later than the Final Repayment Date;

        "Share Purchase Agreement"  means an agreement dated the date hereof made between, inter alia, the Lender and the Borrower for the sale by the Lender to the Borrower of certain shares of Sun Television Cybernetworks Holdings Limited;

        "USA"                       means the United States of America;

        "US Dollars" and "US$"      mean the lawful currency for the time being
                                    of USA.

1.02    Construction

        In this Agreement, unless the context requires otherwise, any reference to:

        an "authorisation" includes any approvals, consents, licences, permits, franchises, permissions, registrations, resolutions, directions, declarations and exemptions;

        "including" or "includes" means including or includes without limitation;

        "indebtedness" includes any obligation of any person for the payment or repayment of money, whether present or future, actual or contingent, including but not limited to any such obligation:

        (a) under or in respect of any acceptance, bill, bond, debenture, note or similar instrument;

        (b) under or in respect of any guarantee, indemnity, counter-security or other assurance against financial loss;

        (c) in respect of the purchase, hire or lease of any asset or service;
            or

        (d) in respect of any indebtedness of any other person whether or not secured by or benefiting from a Charge on any property or asset of such person;

        "law" and/or "regulation" includes any constitutional provisions, treaties, conventions, statutes, acts, laws, decrees, ordinances, subsidiary and subordinate legislation, orders, rules and regulations having the force of law and rules of civil and common law and equity;

        an "order" includes any judgment, injunction, decree, determination or award of any court, arbitration or administrative tribunal;

        a "person" includes any individual, company, body corporate or unincorporate or other juridical person, partnership, firm, joint venture or trust or any federation, state or subdivision thereof or any government or agency of any thereof;

        "tax" includes any tax, levy, duty, charge, impost, fee, deduction or withholding of any nature now or hereafter imposed, levied, collected, withheld or assessed by any taxing or other authority and includes any interest, penalty or other charge payable or claimed in respect thereof and "taxation" shall be construed accordingly.

1.03    Successors and Assigns

        The expressions "Borrower" and "Lender" shall where the context permits include their respective successors and permitted assigns and any persons deriving title under them.

1.04    Miscellaneous

        In this Agreement, unless the context requires otherwise, references to statutory provisions shall be construed as references to those provisions as replaced, amended, modified or re-enacted from time to time; words importing the singular include the plural and vice versa and words importing a gender include every gender; references to this Agreement shall be construed as references to such document as the same may be amended or supplemented or novated from time to time; unless otherwise stated, references to Clauses are to clauses of this Agreement. Clause headings are inserted for reference only and shall be ignored in construing this Agreement.


2.      THE FACILITY

2.01    Amount

        The aggregate principal amount of the Facility available to the Borrower is four million US Dollars (US$4,000,000).

2.02    Purpose

        The proceeds of the Facility shall be used exclusively by the Borrower for onlending to Sun Television Cybernetworks Holdings Limited pursuant to the terms of the Loan Agreement.


3.      CONDITIONS PRECEDENT

3.01    Conditions

        The Lender shall not be obliged to make the Advance to the Borrower unless it shall have received:

            Agreement

        (a) an original counterpart of this Agreement and a copy of the Loan Agreement duly executed by the Borrower;

            Corporate Documents

        (b) in relation to the Borrower, certified true copies of:

            (i) its certificate of incorporation, memorandum and articles of association, bye-laws (if any) and all other constitutional documents; and

            (ii) resolutions of its board of directors approving the borrowing on the terms of this Agreement and the lending on the terms of the Loan Agreement and authorising a person or persons to execute the Loan Agreement, this Agreement and any other notices or documents required in connection herewith;

        Miscellaneous

        (c) a certificate from the company secretary or a director of the Borrower certifying that all authorisations have been obtained and all necessary filings, registrations and other formalities have been completed in order to ensure that this Agreement is valid and binding;

        (d) legal opinions covering such matters of USA and other laws relevant to this transaction as the Lender may reasonably request;

        (e) written confirmation of acceptance of appointment from each agent for service of process named in Clause 21.03.

3.02    Form of Documents and Evidence

        All the documents referred to in Clause 3.01 shall be in form and substance satisfactory to the Lender (acting reasonably). Copies required to be certified shall be certified in a manner satisfactory to the Lender (acting reasonably) by a director or responsible officer of the Borrower.


4.      ADVANCE

4.01    Availability of the Advance

        Subject to Clause 4.02 and the other terms and conditions of this Agreement, the Lender shall, in accordance with Clause 11.01, advance four million US Dollars (US$4,000,000) to the Borrower on the Completion Date.

4.02    Conditions to the Making of the Advance

        The making of the Advance is also subject to the conditions that:

        (a) the requirements of Clause 3 shall have been satisfied on or before the Completion Date or such later time as the Lender may agree; and

        (b) no Event of Default or prospective Event of Default shall have occurred and all representations and warranties made by the Borrower in this Agreement shall be true and correct as at the Completion Date with reference to the facts and circumstances then subsisting.


5.      INTEREST

5.01    Interest

        The Borrower shall pay interest on the Loan in accordance with the provisions of this Clause.

5.02    Interest Periods

        The Interest Periods applicable to the Loan shall be twelve (12) months, provided that:

        (a) the first Interest Period in relation to the Loan shall commence on the date on which the Advance is made;

        (b) each subsequent Interest Period shall commence on the last day of the preceding Interest Period; and

        (c) any Interest Period which would otherwise extend beyond the Repayment Date shall instead end on that date, subject to adjustment in accordance with Clause 11.04.

5.03    Rate and Calculation

        The rate of interest applicable to the Loan or the relevant part thereof for each Interest Period shall be the rate per annum determined by the Lender to be the aggregate of LIBOR for that Interest Period and the Margin. Interest shall accrue from day to day, shall in the case of an Interest Period of less than twelve (12) months be calculated on the basis of the actual number of days elapsed and a 360 day year, including the first day of the period during which it accrues but excluding the last, and shall be paid in arrear on the Repayment Date. For the avoidance of doubt, interest shall be calculated on a simple and not compound basis.


6.      REPAYMENT

6.01 Subject to Clause 6.02 and to any adjustment made in accordance with Clause 11.04, the Borrower shall repay the Loan in full together with any interest accrued thereon on the Repayment Date.

6.02 Notwithstanding any other provision of this Agreement, the Lender and the Borrower hereby acknowledge that the Borrower shall only be obliged to repay the Loan (together with interest accrued thereon) if Sun television Cybernetworks Holdings Limited has first complied with all its payment obligations under, and the Borrower has received all monies due under, the Loan Agreement.


7.      PREPAYMENT

7.01    Voluntary Prepayment

        The Borrower may prepay the Loan in full on any Banking Day, provided that:

        (a) the Borrower shall have given to the Lender not less than four (4) Banking Days' prior written notice specifying the amount and date of prepayment; and

        (b) all sums (other than the Loan and interest accrued thereon) then due and payable under this Agreement shall have been paid.

7.02    Provisions applicable to Prepayments

        Any notice of prepayment given by the Borrower under this Agreement shall be irrevocable and the Borrower shall be bound to make a prepayment in accordance therewith. The Borrower may not prepay the Loan or any part thereof except in accordance with the express terms of this Agreement. Amounts prepaid may not be reborrowed under this Agreement. If the Loan is prepaid under this Agreement, the Borrower shall also pay to the Lender, at the time of prepayment, all interest accrued up to the date of prepayment and all other sums payable by the Borrower under this Agreement.

8.      MARKET DISRUPTION

8.01    Market Disruption

        If in relation to any Interest Period the Lender determines (which determination shall be conclusive and binding) that by reason of circumstances affecting the London interbank market generally, adequate and fair means do not exist for ascertaining LIBOR for that Interest Period, the Lender shall promptly notify the Borrower accordingly.

8.02    Alternative Basis by Agreement

        Immediately following such notification, the parties hereto shall negotiate in good faith with a view to agreeing upon an alternative basis for determining the applicable interest rate. If an alternative basis is agreed in writing within a period of thirty (30) days after such notification or such longer period for discussion as the parties may agree, the alternative basis shall take effect in accordance with its terms.

8.03    Alternative Basis Determined by Lender

        If an alternative basis is not so agreed, the Borrower shall pay interest to the Lender on the Loan for the relevant Interest Period at the rate per annum determined by the Lender to be equal to the aggregate of (i) the Margin and (ii) the cost (as certified by the Lender (acting reasonably) to the Borrower and expressed as an annual interest rate) to the Lender of maintaining the Loan during the relevant Interest Period.


9.      TAXES AND OTHER DEDUCTIONS

9.01    No Deductions or Withholdings

        All sums payable by the Borrower under this Agreement shall be paid in full without set-off or counterclaim or any restriction or condition and free and clear of any tax or other deductions or withholdings of any nature. If the Borrower or any other person is required by any law or regulation to make any deduction or withholding (on account of tax or otherwise) from any payment, the Borrower shall, together with such payment, pay such additional amount as will ensure that the Lender receives (free and clear of any tax or other deductions or withholdings) the full amount which it would have received if no such deduction or withholding had been required. The Borrower shall promptly forward to the Lender copies of official receipts or other evidence showing that the full amount of any such deduction or withholding has been paid over to the relevant taxation or other authority.

9.02    Advance Notification

        If at any time the Borrower becomes aware that any such deduction, withholding or payment contemplated by Clause 9.01 is or will be required, it shall immediately notify the Lender and supply all available details thereof.


10.     FEES AND EXPENSES

10.01   Expenses

        Each party shall bear all costs, charges and expenses (including legal and other fees and all other out-of-pocket expenses) incurred by it in connection with the negotiation, preparation, execution and (where relevant) registration of this Agreement and any other documentation required hereunder.

10.02   Enforcement Costs

        The Borrower shall from time to time forthwith on demand pay to or reimburse the Lender for all costs, charges and expenses (including legal and other fees on a full indemnity basis and all other out-of-pocket expenses) incurred by it in exercising any of its rights or powers under this Agreement or in suing for or seeking to recover any sums due under this Agreement or otherwise preserving or enforcing its rights under this Agreement or in defending any claims brought against it in respect of this Agreement.

10.03   Taxes

        The Borrower shall pay all present and future stamp and other like duties and taxes and all notarial, registration, recording and other like fees which may be payable in respect of this Agreement and shall indemnify the Lender against all liabilities, costs and expenses which may result from any default in paying such duties, taxes or fees.


11.     PAYMENTS AND EVIDENCE OF DEBT

11.01   Advance

        The Advance shall be made by way of the Borrower deducting an amount equal to the Advance from the Completion Payment on the Completion Date and remitting such amount to such account in Hong Kong as Sun Television Cybernetworks Holdings Limited shall have previously notified to the Lender.

11.02   Payments by Borrower

        All payments by the Borrower under this Agreement shall be made to the Lender not later than 2:00 p.m. (Hong Kong time) on the Repayment Date by delivery to the Lender of a bankers' draft payable to or to the order of the Lender (drawn on a bank acceptable to the Lender) in immediately available funds or by crediting such amount to such account as the Lender may notify the Borrower in writing at least two (2) Banking Days prior to the Repayment Date. The Borrower further undertakes to the

        Lender that the Borrower will, promptly following its receipt of any repayment of capital and payment of interest (excluding default interest) paid under the Loan Agreement, pay such sums to the Lender to apply towards discharge of any outstanding indebtedness of the Borrower hereunder.

11.03   Allocation of Receipts

        If any amount received by the Lender is less than the full amount due, the Lender shall have the right to allocate the amount received towards principal, interest and/or other sums owing hereunder as it considers appropriate.

11.04   Banking Days

        If any sum would otherwise become due for payment on a non-Banking Day that sum shall become due on the next following Banking Day and interest shall be adjusted accordingly.

11.05   Evidence of Debt

        The Lender shall maintain on its books a set of accounts recording the amounts from time to time owing by the Borrower hereunder. In any legal proceeding and otherwise for the purposes of this Agreement the entries made in such accounts shall, in the absence of fraud or manifest error, be prima facie evidence as to the existence and amounts of the obligations of the Borrower recorded therein.

11.06   Certificate Conclusive and Binding

        Where any provision of this Agreement provides that the Lender may certify or determine an amount or rate payable by the Borrower, a certificate by the Lender as to such amount or rate shall be conclusive and binding on the Borrower in the absence of fraud or manifest error save that, if requested in writing to do so by the Borrower, the Lender shall provide evidence satisfactory to the Borrower (acting reasonably) as to the method of calculation of such amount or rate (as the case may be).


12.     REPRESENTATIONS AND WARRANTIES

12.01   Representations and Warranties

        The Borrower represents and warrants to the Lender that:

        (a) the Borrower is a company duly incorporated with limited liability and validly existing under the laws of the place of its incorporation, and has full power, authority and legal right to own its property and assets and to carry on its business;

        (b) the Borrower has full power, authority and legal right to enter into and engage in the transactions contemplated by this Agreement and has taken or obtained all necessary corporate and other action and consents to authorise the execution and performance of this Agreement;

        (c) this Agreement constitutes legal, valid and binding obligations of the Borrower;

        (d) neither the execution of this Agreement nor the performance by the Borrower of any of its obligations or the exercise of any of its rights hereunder will conflict with or result in a breach of any law, regulation, judgment, order, authorisation, agreement or obligation applicable to it or cause any limitation placed on it or the powers of its directors to be exceeded or result in the creation of or oblige the Borrower to create a Charge in respect of any of its property or assets;

        (e) all authorisations required from any governmental or other authority or from any shareholders or creditors of the Borrower for or in connection with the execution, validity and performance of this Agreement have been obtained and are in full force and effect and there has been no default under the conditions of any of the same;

        (f) all filings and registration of any document required to be filed or registered with, and all taxes required to be paid to, any authority in Hong Kong in order to ensure the validity or admissibility in evidence in proceedings of this Agreement in Hong Kong have been performed or paid (as the case may be);

        (g) the Borrower is not in default under any law, regulation, judgment, order, authorisation, agreement or obligation applicable to it or its assets or revenues, the consequences of which default could materially and adversely affect its ability to perform its obligations under this Agreement and no Event of Default or prospective Event of Default has occurred;

        (h) the Borrower is generally subject to civil and commercial law and to legal proceedings and neither the Borrower nor any of its assets or revenues is entitled to any immunity or privilege (sovereign or otherwise) from any set-off, judgment, execution, attachment or other legal process.

12.02   Continuing Representation and Warranty

        The Borrower also represents and warrants to and undertakes with the Lender that the foregoing representations and warranties will be true and accurate on the last day of each Interest Period with reference to the facts and circumstances subsisting at that time.

12.03   Acknowledgment of Reliance

        The Borrower acknowledges that the Lender has entered into this Agreement in reliance upon the representations and warranties contained in this Clause.


13.     UNDERTAKINGS

13.01   Affirmative Undertakings

        The Borrower undertakes and agrees with the Lender throughout the continuance of this Agreement and so long as any sum remains owing hereunder that the Borrower will, unless the Lender otherwise agrees in writing:

        (a) keep proper records and books of account in respect of its business;

        (b) promptly inform the Lender of the occurrence of any Event of Default or prospective Event of Default;

        (c) maintain its corporate existence and conduct its business in the normal course;

        (d) maintain in full force and effect all such authorisations as are referred to in Clause 12.01(e), and take immediate steps to obtain and thereafter maintain in full force and effect any other authorisations which may become necessary for the purposes stated therein and comply with all conditions attached to all authorisations so obtained;

        (e) ensure that its obligations under this Agreement at all times rank at least pari passu with all other unsecured and unsubordinated obligations of the Borrower;

        (f) use the Facility exclusively for the purpose specified in Clause 2.02; and

        (g) punctually pay all sums due from it to the Lender and otherwise comply with its obligations under this Agreement.

13.02   Negative Undertakings

        The Borrower undertakes and agrees with the Lender throughout the continuance of this Agreement and so long as any sum remains owing hereunder that the Borrower will not, unless the Lender otherwise agrees in writing:

        (a) purchase or redeem any of its issued shares or reduce its share capital or make a distribution of assets or other capital distribution to its shareholders unless in accordance with all applicable laws, rules and regulations;

        (b) materially change the nature of its business, sell, transfer or otherwise assign, deal with or dispose of all or any substantial part of its business or (except in the normal course of its business) all or any substantial part of its assets or revenues, whether by a single transaction or by a number of transactions whether related or not;

        (c) make or grant any loan or advance or guarantee or in any other manner be or become directly or indirectly or contingently liable for any indebtedness or other obligation of any other person, except in the normal course of its business;

        (d) create or attempt or agree to create or permit to arise or exist any Charge over all or any substantial part of its property, assets or revenues except any possessory lien arising by operation of law or in the normal course of its business;

        (e) enter into any agreement or obligation which is likely to materially and adversely affect its ability to perform its obligations under this Agreement.


14.     EVENTS OF DEFAULT

14.01   Events of Default

        Each of the following events and circumstances shall be an Event of
        Default:

        (a) the Borrower fails to pay any sum payable under this Agreement when due or otherwise in accordance with the provisions hereof;

        (b) the Borrower fails duly and punctually to perform or comply with any of its obligations or undertakings hereunder and, in respect only of a failure which is capable of remedy and which is not a failure to pay money, does not remedy such failure to the Lender's reasonable satisfaction within twenty-one (21) days (or such longer period as the Lender may approve) after receipt of written notice from the Lender requiring it to do so;

        (c) any representation or warranty made by the Borrower in this Agreement is, at the time it is made, materially incorrect or misleading;

        (d) any indebtedness of the Borrower in an aggregate amount exceeding US$500,000 (or its equivalent in another currency) (i) is not paid when due within any applicable grace period in any agreement or instrument relating to borrowing or (ii) becomes due and payable or capable of being declared due and payable before its normal or agreed maturity by reason of an event of default (howsoever described);

        (e) any of the authorisations referred to in Clause 12.01(e) is not granted or ceases to be in full force and effect or is modified in a manner which, in the reasonable opinion of the Lender, is likely to materially and adversely affect the ability of the Borrower to perform its obligations under this Agreement, or if any law, regulation, judgment or order (or the repeal or modification of any of the foregoing) suspends, materially and adversely varies, terminates or excuses performance by the Borrower of any of its obligations under this Agreement or purports to do any of the same;

        (f) a creditor takes possession of all or any substantial part of the business or assets of the Borrower or any execution or other legal process is enforced against all or any substantial part of the business or asset of the Borrower and is not discharged within twenty-eight (28) days;

        (g) any competent action shall be taken, any enactment shall be passed, any judgment or order of a court of competent jurisdiction shall be made or any effective resolution shall be passed for the winding-up, insolvency, administration, or dissolution of the Borrower or for the appointment of a liquidator, receiver, administrator, trustee or similar officer of the Borrower or of all or any part of its business or assets;

        (h) the Borrower stops or suspends payments to its creditors generally or is unable or admits its inability to pay its debts as they fall due or seeks to enter into any composition or other arrangement with its creditors or is declared or becomes insolvent;

        (i) the Borrower ceases or threatens to cease to carry on its business or any substantial part thereof or materially changes the nature or scope of its business or the Borrower disposes of or threatens to dispose of or any governmental or other authority expropriates or threatens to expropriate all or any substantial part of its business or assets;

        (j) any obligation of the Borrower hereunder at the fault of the Borrower ceases for any reason to be in full force and effect or is terminated or jeopardised or becomes invalid or unenforceable or if there is any dispute regarding the validity or enforceability of the same or if there is any purported termination or repudiation of the same or it becomes impossible or unlawful for the Borrower to perform any of its obligations hereunder.

14.02   Declarations

        If an Event of Default has occurred the Lender may, by written notice to the Borrower:

        (a) declare the Loan, accrued interest and all other sums payable hereunder to be, whereupon they shall become, due and payable within seven (7) Banking Days of the receipt of such notice without further demand, notice or other legal formality of any kind;

        (b) declare the Facility terminated whereupon all obligations of the Lender hereunder shall immediately cease; and

        (c) require the Borrower to assign to the Lender all its rights, interests and benefits in and under the Loan Agreement and to take all such actions and execute and deliver all such documents as the Lender may reasonably require for perfecting such assignment and all transactions associated therewith.


15.     DEFAULT INTEREST




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

15.01   Rate of Default Interest

        If the Borrower fails to pay any sum payable under this Agreement when due, the Borrower shall pay interest on such sum from and including the due date to the date of actual payment (after as well as before judgment) at the rate per annum determined by the Lender to be the aggregate of:

        (a) three per cent (3%);

        (b) the Margin; and

        (c) LIBOR (as determined by the Lender on such date or dates on or after the due date for payment as the Lender may select) calculated with reference to such periods and such amounts as the Lender considers appropriate or, if any of the circumstances described in Clause 7.01 applies, the rate from time to time certified by the Lender (acting reasonably) to be the rate representing the cost to it of funding the unpaid sum by whatever means it considers to be appropriate.

15.02   Calculation of Default Interest

        Interest at the rate or rates determined from time to time as aforesaid shall accrue from day to day, shall be calculated on the basis of the actual number of days elapsed and a 360 day year, shall be compounded at the end of each successive funding period considered appropriate by the Lender for the purposes of Clause 15.01 and shall be payable from time to time on demand.


16.     INDEMNITIES AND SET-OFF

16.01   General Indemnity

        The Borrower shall indemnify the Lender against all losses, liabilities, damages, costs and expenses which the Lender may reasonably incur as a consequence of any Event of Default or any breach by the Borrower of any of its obligations under this Agreement or otherwise in connection with this Agreement (including any interest or fees incurred in funding any unpaid sum), but taking into account any interest paid by the Borrower in respect of such unpaid sum under Clause 15).

16.02   Currency Indemnity

        US Dollars shall be the currency of account and of payment in respect of sums payable under this Agreement. If an amount is received in another currency, pursuant to a judgment or order or in the liquidation of the Borrower or otherwise, the Borrower's obligations under this Agreement shall be discharged only to the extent that the Lender may purchase US Dollars with such other currency in accordance with normal banking procedures upon receipt of such amount. If the amount in US Dollars which may be so purchased, after deducting any costs of exchange and any other related costs, is less than the relevant sum payable under this Agreement, the Borrower shall indemnify the Lender against the shortfall. This indemnity shall be an obligation of the Borrower independent of and in addition to its other obligations under this Agreement and shall take effect notwithstanding any time or other concession granted to the Borrower or any judgment or order being obtained or the filing of any claim in the liquidation, dissolution or bankruptcy (or analogous process) of the Borrower.


17.     WAIVER AND SEVERABILITY

        Time is of the essence of this Agreement but no failure or delay by the Lender or the Borrower in exercising any right, power or remedy hereunder shall impair such right, power or remedy or operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies herein provided are cumulative and do not exclude any other rights, powers and remedies provided by law. If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, the legality, validity and enforceability of such provision under the law of any other jurisdiction, and of the remaining provisions of this Agreement, shall not be affected or impaired thereby.


18.     MISCELLANEOUS

18.01   Execution

        This Agreement shall become effective as of the date hereof.

18.02   Entire Agreement

        This Agreement and the documents referred to herein constitute the entire obligation of the Lender and the Borrower respectively and supersede any previous expressions of intent or understandings in respect of this transaction.

18.03   Publicity

        No announcement or other publicity in connection with this Agreement or relating in any way to the Facility shall be made or arranged by any party, except as may be required by law or the rules of any stock exchange or applicable regulatory authorities or except with the prior written consent of the other party, such consent not to be unreasonably withheld or delayed.

18.04   Amendments in Writing

        Any amendment or waiver of any provision of this Agreement and any waiver of any default under this Agreement shall only be effective if made in writing and signed by the parties hereto.

18.05   Counterparts

        This Agreement may be executed in counterparts and by different parties on separate counterparts which when taken together shall be deemed to constitute one agreement.


19.     ASSIGNMENT

19.01   The Borrower

        The Borrower shall not assign any of its rights and benefits hereunder.

19.02   The Lender

        The Lender may at any time, with the written consent of the Borrower, assign to any one or more persons (an "ASSIGNEE LENDER") all or any part of its rights and benefits under or arising out of this Agreement and the Borrower shall execute and do all such transfers, assignments, assurances, acts and things as the Lender may reasonably require for perfecting and completing the assignment of such rights and benefits. Upon any such assignment taking effect references in this Agreement to the Lender shall be construed accordingly as references to the assignee lender or the Lender, as relevant. All agreements, representations and warranties made herein shall survive any assignments made pursuant to this Clause and shall enure to the benefit of all assignee lenders as well as the Lender.

19.03   Disclosure

        The Lender may not disclose to any assignee lender or participant or potential assignee lender or participant (whether on a confidential basis or otherwise) information about the Borrower without the prior written permission of the Borrower. The Lender and any person to which disclosure has been made pursuant to this Clause may also make such disclosures as may be required by any applicable law or regulation of Hong Kong or elsewhere.


20.     NOTICES

20.01   Delivery

        Each notice, demand or other communication to be given or made under this Agreement shall be in writing and delivered or sent to the relevant party at its address or facsimile number set out below (or such other address or facsimile number as the addressee has by five (5) days' prior written notice specified to the other party):

        To the Borrower:  Sina.com
                          1313 Geneva Drive
                          Sunnyvale
                          California 94089
                          U.S.A.

                         Fax Number:  (1) 408 548 0068
                         Attention:   Charles Chao


        To the Lender:   Yang Lan
                         c/o 6101, The Center
                         99 Queen's Road Central
                         Hong Kong

                         Fax Number:  (852) 2169 0292

20.02   Deemed Delivery

        Any notice, demand or other communication so addressed to the relevant party shall be deemed to have been delivered (a) if given or made by letter, when actually delivered to the relevant address; and (b) if given or made by facsimile, when despatched, provided that, if such day is not a working day in the place to which it is sent, such notice, demand or other communication shall be deemed delivered on the next following working day at such place and further provided that the sender retains a mechanical or electronically generated confirmation of the successful transmission of such facsimile.

20.03   Language

        Each notice, demand or other communication hereunder and any other documents required to be delivered hereunder shall be in English.


21.     GOVERNING LAW AND JURISDICTION

21.01   Law

        This Agreement and the rights and obligations of the parties hereunder are governed by and shall be construed in accordance with the laws of Hong Kong.

21.02   Jurisdiction

        Each party agrees that any legal action or proceeding arising out of or relating to this Agreement may be brought in the courts of Hong Kong and irrevocably submits to the non-exclusive jurisdiction of such courts.

21.03   Process Agent

        The Borrower irrevocably appoints Slaughter and May of 27th Floor, Two Exchange Square, Hong Kong as its agent to receive and acknowledge on its behalf service of any writ, summons, order, judgment or other notice of legal process in Hong Kong. If for any reason the agent named above (or its successor) no longer serves as agent of the Borrower for this purpose, the Borrower shall promptly appoint a successor agent satisfactory to the Lender and notify the Lender thereof, provided that until the Lender receives such notification, it shall be entitled to treat the agent named above (or its said successor) as the agent of the Borrower for the purposes of this Clause. The Borrower agrees that any such legal process shall be sufficiently served on it if delivered to such agent for service at its address for the time being in Hong Kong whether or not such agent gives notice thereof to the Borrower.

        The Lender irrevocably appoints Preston Gates & Ellis (Ref: VTSO/NKA) of 10th Floor, Hutchison House, 10 Harcourt Road, Central, Hong Kong as its agent to receive and acknowledge on its behalf service of any writ, summons, order, judgment or other notice of legal process in Hong Kong. If for any reason the agent named above (or its successor) no longer serves as agent of the Lender for this purpose, the Lender shall promptly appoint a successor agent satisfactory to the Borrower and notify the Borrower thereof, provided that until the Borrower receives such notification, it shall be entitled to treat the agent named above (or its said successor) as the agent of the Lender for the purposes of this Clause. The Lender agrees that any such legal process shall be sufficiently served on it if delivered to such agent for service at its address for the time being in Hong Kong whether or not such agent gives notice thereof to the Lender.

21.04   No Limitation on Right of Action

        Nothing herein shall limit the right of either party to commence any legal action against the other and/or its property in any other jurisdiction or to serve process in any manner permitted by law, and the taking of proceedings in any jurisdiction shall not preclude the taking of proceedings in any other jurisdiction whether concurrently or not.

21.05   Waiver, Final Judgment Conclusive

        Each party irrevocably and unconditionally waives any objection which it may now or hereafter have to the choice of Hong Kong as the venue of any legal action arising out of or relating to this Agreement and agrees not to claim that any court thereof is not a convenient or appropriate forum. Each party also agrees that a final judgment against it in any such legal action shall be final and conclusive and may be enforced in any other jurisdiction, and that a certified or otherwise duly authenticated copy of the judgment shall be conclusive evidence of the fact and amount of its indebtedness.

21.06   Waiver of Immunity

        Each party irrevocably and unconditionally waives any immunity to which it or its property may at any time be or become entitled, whether characterised as sovereign immunity or otherwise, from any set-off or legal action in Hong Kong or elsewhere, including immunity from service of process, immunity from jurisdiction of any court or tribunal, and immunity of any of its property from attachment prior to judgment or from execution of a judgment.

IN WITNESS whereof this Agreement has been executed by the parties hereto on the date stated at the beginning of this Agreement.

THE BORROWER

SIGNED  by /s/ Daniel Mao                   )
DANIEL MAO                                  )
duly authorised for and on behalf of        )
SINA.COM                                    )
in the presence of:                         )
                                            )
 ..........................................  )
Signature of witness                        )
                                            )
 ..........................................  )
Name of witness (block letters)             )
                                            )
 ..........................................  )   By executing this Agreement the
Address of witness                          )   signatory warrants that the
                                            )   signatory is duly authorised
 ..........................................  )   to  execute  this Agreement on
Occupation of witness                       )   behalf of Sina.com





THE LENDER

SIGNED  by /s/ Yang Lan                     )
YANG LAN                                    )
in the presence of:                         )
                                            )
 ..........................................  )
Signature of witness                        )
                                            )
 ..........................................  )
Name of witness (block letters)             )
                                            )
 ..........................................  )
Address of witness                          )
                                            )
 ..........................................  )   ...............................
Occupation of witness                       )        Signature of Yang Lan